Exhibit 5.1

                        December 2, 2004



Ennis, Inc.
2441 Presidential Pkwy.
Midlothian, Texas  76065


Ladies and Gentlemen:


      We have acted as your counsel in connection with the Registration Statement on Form S-3, Registration No. 333-120752 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933 (the "1933 Act") for the registration for resale by the selling shareholders listed or otherwise described in the Registration Statement of 8,981,041 shares (the "Shares") of Common Stock, par value $2.50 per share, of Ennis, Inc., a Texas corporation.

      You have requested our opinion as to the matters set forth below in connection with the Registration Statement. For purposes of rendering that opinion, we have examined the Registration Statement as amended to date, the Company's Articles of Incorporation, as amended, and Bylaws, and the corporate action of the Company that provideds for the issuance of the Shares, and we have made such other investigation as we have deemed appropriate. We have examined and relied upon certificates of public officials and, as to certain matters of fact that are material to our opinion, we have also relied on a certificate of an officer of the Company. In rendering our opinion, we also have made the assumptions that are customary in opinion letters of this kind. We have not verified any of those assumptions.

      Our opinion set forth below is limited to the law of the State of Texas.

      Based upon and subject to the foregoing, it is our opinion that the Shares are duly authorized, for issuance by the Company and, when issued and paid for as described in the Prospectus included in the Registration Statement, will be validly issued, fully paid, and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus, constituting part of the Registration Statement. In giving our consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act or the rules and regulations thereunder.

                                   Yours truly,

                                   /s/ Kirkpatrick & Lockhart LLP